UNITED STATES
SECURRITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2010

PARAMOUNT GOLD AND SILVER CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-336630	20-3690109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2660 North Military Trail, Boca Raton, Florida   33431
(Address of principal executive offices)   (Zip Code)

(561) 997-9920
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.   Entry into a Material Definitive Agreement.

Item  2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet    Arrangement of a Registrant.

On June 22, 2010, Paramount Gold and Silver Corp. (“Paramount”) entered into an agreement with X-Cal Resources Ltd. (“X-Cal”) to acquire all the common shares of X-Cal in a transaction valued at  US$31 million (the “Transaction”).  The principal asset of X-Cal is the Sleeper Gold Mine in Nevada, USA.  X-Cal common shares trade on the Toronto Stock –Exchange under the symbol XCL.

The Transaction is structured as a statutory Plan of Arrangement under the Business Corporations Act (British Columbia).  Under the terms of the Transaction, X-Cal shareholders will receive one (1) share of common stock of Paramount for eight (8) common shares of X-Cal.  All warrants of X-Cal outstanding at the time of the Transaction will also be exchanged for warrants of Paramount on the same basis.  The agreement also provides a reciprocal break fee of US$1million payable by each of the parties under certain circumstances.

In connection with the plan of arrangement, X-Cal shareholder and CEO Shawn Kennedy has entered into a support agreement with Paramount (“X-Cal Support Agreement”) agreeing to, among other things, voting in favour of the Transaction.  In connection with the Transaction, Paramount and X-Cal have entered into a loan agreement dated June 22, 2010 (the “Loan Agreement”).  Pursuant to the Loan Agreement, Paramount agrees to make a series of unsecured advances to X-Cal to be used to fund  X-Cal’s operating expenses and  maintain the good standing of X-Cal’s assets until the completion of  the Plan of Arrangement.  Paramount is making available up to US$1.1 million to X-Cal under the Loan Agreement.

X-Cal will hold a meeting of its shareholders to secure their approval not later than August 20, 2010, and the Transaction is expected to be completed in Paramount’s quarter ending September 30, 2010.  Completion of the Transaction is subject to a number of conditions, including: approval of at least 66 2/3% of the outstanding shares of X-Cal at a meeting of X-Cal shareholders and certain customary conditions, including receipt of all necessary regulatory approvals and third party consents.  Paramount is not required to hold a shareholder’s meeting to approve the Transaction.

Item 3.02  Unregistered Sales of Equity Securities.

The issuance of the Company’s securities in the Plan of Arrangement is expected to be exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended. Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom the securities will be issued have the right to appear.  The Plan of Arrangement will be subject to approval by the Supreme Court of British Columbia.

Item 1.01 of this Current Report on Form 8-K contains a more detailed description of the Agreement, and is incorporated into this Item 3.02 by reference.

Item 7.01  Regulation FD Disclosure

    On June 22, 2010, Paramount Gold and Silver Corp. and X-Cal Resources Ltd. issued a joint press release, which is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement, dated June 22, 2010, between Paramount Gold and Silver Corp. And X-Cal Resources Ltd.
10.1	Support Agreement between Shawn Kennedy and Paramount Gold and Silver Corp. (incorporated by reference to Schedule “G” to Exhibit 2.1 to this Form 8-K)
10.2	Loan Agreement, dated June 22, 2010, between Paramount Gold and Silver Corp. And X-Cal Resources Ltd.
99.1	Press Release dated June 22, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GOLD AND SILVER CORP.

By:	/s/ Christopher Crupi
Christopher Crupi President and Chief Executive Officer

Date:  June 24, 2010

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